SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       STEWART & STEVENSON SERVICES, INC.

                (Name of Registrant as Specified In Its Charter)


                    ----------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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         3)       Per unit price or other underlying value of transaction
                  computed pursuant to Exchange Act Rule 0-11 (Set forth the
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                  previous filing by registration statement number, or the Form
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         4)       Date Filed:__________________________________________________

                       STEWART & STEVENSON SERVICES, INC.
                              2707 North Loop West
                                  P.O. Box 1637
                            Houston, Texas 77251-1637

                                 _______________

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                         June 9, 1998, and Adjournments

                                 _______________

           Approximate date proxy material first sent to shareholders:
                                  May 15, 1998


                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

     The proxy furnished herewith, for use only at the Annual Meeting of Shareholders to be held at 10:00 a.m. on June 9, 1998, in the Chase Auditorium, 601 Travis Street, Houston, Texas, and any and all adjournments thereof, is solicited by the Board of Directors of Stewart & Stevenson Services, Inc. (the "Company"). Such solicitation is being made by mail and may also be made in person or by telephone by officers, directors and regular employees of the Company, and arrangements may be made with brokerage houses or other custodians, nominees and fiduciaries to send proxy material to their principals. All expenses incurred in this solicitation of proxies will be paid by the Company.

     As of the date of these proxy materials, the Board of Directors is aware of the following matters that will be considered at the meeting:

     1. The election of four directors to the Board of Directors of the Company.

     2. The ratification of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending January 31, 1999.

     The presence of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote, either in person or represented by proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Proxies that withhold authority to vote for a nominee or abstain from voting on any matter are counted for the purpose of determining whether a quorum is present. Broker non-votes, which may occur when a broker or nominee has not received timely voting instructions on certain proposals, are not counted for the purpose of determining whether a quorum is present. If there are not sufficient shares represented at the meeting to constitute a quorum, the meeting may be adjourned until a specified future date to allow the solicitation of additional proxies.

     Directors are elected by a plurality of the votes cast at the meeting. The four nominees that receive the greatest number of votes will be elected even though the number of votes received may be less than a majority of the shares represented in person or by proxy at the meeting. Proxies that withhold authority to vote for a nominee and broker non-votes will not prevent the election of such nominee if other shareholders vote for such a nominee.

     The approval of Arthur  Andersen LLP as the  Company's  independent  public accountants requires the affirmative vote of a majority of the shares represented in person or by proxy at the meeting. Proxies that abstain from voting on this proposal have the same effect as a vote against this proposal. Broker non-votes will not have any effect on this proposal.

     Any shareholder executing a proxy retains the right to revoke it by signing and delivering a proxy bearing a later date, by giving notice of revocation in writing to the Secretary of the Company at any time prior to its use, or by voting in person at the meeting. All properly executed proxies received by the Company and not revoked will be voted at the meeting, or any adjournment thereof, in accordance with the specifications of the shareholder. If no instructions are specified on the proxy, shares represented thereby will be voted FOR the election of the four nominees described herein and FOR ratification of Arthur Andersen LLP as the Company's independent public accountants for the current fiscal year. Proxies also grant discretionary authority as to matters presented at the meeting of which the Board of Directors had no notice on the date hereof, approval of the minutes of the prior annual meeting and matters incident to the conduct of the meeting.

                     VOTING SECURITIES AND OWNERSHIP THEREOF
                   BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     At the close of business on April 22, 1998, the record date for the Annual Meeting, the Company had outstanding 31,560,868 shares (not including treasury shares) of Common Stock, without par value. Each outstanding share of Common Stock is entitled to one vote with respect to each of the four director positions and one vote with respect to each of the other matters considered at the meeting. Cumulative voting is not permitted under the Company's Third Restated Articles of Incorporation. Shareholders of record at the close of business on April 22, 1998 are entitled to vote at or execute proxies relating to the Annual Meeting of Shareholders.

     The following table lists the beneficial ownership of shares of the Company's Common Stock by (i) all persons and groups known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock, (ii) each director and nominee, (iii) the Chief Executive Officer and four highest compensated executive officers who were serving as executive officers on January 31, 1998, and (iv) all directors and officers as a group. None of the directors, nominees or officers of the Company owned any equity security issued by the Company's subsidiaries other than director's qualifying shares. Information with respect to officers, directors and their families is as of February 28, 1998 and is based on the books and records of the Company and information obtained from each individual. Information with respect to institutional shareholders is based upon the Schedule 13G filed by such shareholders with the Securities and Exchange Commission. Unless otherwise stated, the business address of each individual or group is the same as the address of the Company's principal executive office.







                                                                     Amount and Nature of
                                                                     Beneficial Ownership
                                                  __________________________________________________________
                                                   Sole       Shared       Sole         Shared        Total           Percent
                   Name of                        Voting      Voting    Investment    Investment    Beneficial           Of
             Individual or Group                  Power       Power        Power        Power       Ownership          Class

5% SHAREHOLDERS
   FMR Corporation
   82 Devonshire Street
   Boston, MA 02109...........................     156,300        -0-     2,957,100        -0-        2,957,100        9.3


   Neuberger & Berman, LLC
   605 Third Avenue
   New York, NY 10158-3698....................   1,066,800     683,300          -0-    1,892,000      1,892,000        5.9

INDIVIDUAL DIRECTORS AND NOMINEES
C. Jim Stewart II.............................     391,399     251,425      411,339      231,425        643,514 (F2)   2.0
J. Carsey Manning.............................       1,026        -0-         1,026          -0-          1,776 (F2)    *
Donald E. Stevenson...........................     495,204         940      496,144          -0-        502,594 (F3)   1.6
Robert H. Parsley.............................       2,674        -0-         2,674          -0-          3,424 (F2)    *
Jack W. Lander, Jr............................       6,426        -0-         6,426          -0-          7,176 (F2)    *
Robert L. Hargrave............................      40,463        -0-        40,463          -0-         85,963 (F4)    *
Jack T. Currie................................       6,426        -0-         6,426          -0-          7,176 (F2)    *
Robert S. Sullivan............................         526        -0-           526          -0-          1,276 (F2)    *
Richard R. Stewart............................     133,166       7,935      138,466        2,635        221,101 (F5)    *
Orson C Clay..................................       3,426        -0-         3,426          -0-          4,176 (F2)    *
Brian H. Rowe.................................       3,326        -0-         3,326          -0-          4,076 (F2)    *

NON-DIRECTOR EXECUTIVE OFFICERS
Garth C. Bates, Jr............................      70,469      12,126       82,775          -0-        124,775 (F6)    *
C. LaRoy Hammer...............................      33,000        -0-        33,000          -0-         71,500 (F7)    *
Jay C. Manning................................         989        -0-           989          -0-         17,589 (F8)    *

EXECUTIVE OFFICER NO LONGER
SERVING ON JANUARY 31, 1998
Bob H. O'Neal(1)..............................      34,774        -0-        34,774          -0-         99,774 (F9)    *

ALL DIRECTORS AND EXECUTIVE
OFFICERS
(19
Persons)......................................   2,313,788     279,886    2,357,394      236,220      2,911,014 (F10)  9.1

* Less than 1%

_______________

(F1)      Mr. O'Neal was on administrative leave in Fiscal 1997 and retired on December 31, 1997.
(F2)      Includes options to purchase 750 shares of Common Stock.
(F3)      Includes options to purchase 6,450 shares of Common Stock.
(F4)      Includes options to purchase 45,500 shares of Common Stock.
(F5)      Includes options to purchase 80,000 shares of Common Stock.
(F6)      Includes options to purchase 42,000 shares of Common Stock.
(F7)      Includes options to purchase 38,500 shares of Common Stock.
(F8)      Includes options to purchase 16,600 shares of Common Stock.
(F9)      Includes options to purchase 65,000 shares of Common Stock.
(F10)     Includes options to purchase 317,400 shares of Common Stock.


                              ELECTION OF DIRECTORS

     The Board of Directors of the Company consists of ten directors divided into three classes. One class of directors consists of four members, and the other two classes each consist of three members. At each Annual Meeting of Shareholders, one class is elected to hold office for a term of three years. Members of the other classes continue to serve for the remainder of their respective terms. The individuals set forth below have been nominated for election to the Board of Directors at the Annual Meeting to serve as directors until 2001. Each of the nominees except for Mr. William R. Lummis currently serves as a director of the Company, and the Board of Directors believes that each of the nominees will be willing and able to serve. If any such person is unable to serve for good cause, or is unwilling to serve for any reason, proxies will be voted for the election of another person selected by the Nominating Committee of the Board of Directors. The Board of Directors recommends that the nominees listed below be elected by the shareholders. Unless otherwise specified, all properly executed proxies received by the Company will be voted at the Annual Meeting or any adjournment thereof for the election of the persons whose names are listed in the following table as nominees for directors whose term will expire in 2001.


                NOMINEES FOR DIRECTORS WHOSE TERM EXPIRES IN 2001

                                                                                                               Director
                     Name and Principal Occupation                                              Age             Since
-----------------------------------------------------------------------------------------

J. CARSEY MANNING......................................................                         72               1973
   Retired Senior Vice President of the Company.

DONALD E. STEVENSON(F1)(F4)............................................                         54               1975
   Vice President of the Company.

ROBERT S. SULLIVAN(F2)(F3).............................................                         54               1992
   Dean,  Kenan-Flagler  Business  School of the  University  of North
   Carolina at Chapel Hill. Previously,  Director of the IC2 Institute,
   The University of Texas at Austin,  Austin,  Texas,  and  Dean of
   the Graduate  School  of  Industrial Administration, Carnegie Mellon
   University, Pittsburgh, Pennsylvania.

WILLIAM R. LUMMIS......................................................                         69                N/A
   Retired  Chairman  of the  Board  of The  Hughes  Corporation  and
   Administrator of the Estate of Howard R. Hughes,  Jr.  Director for
   The Rouse Company and Trustee for the Howard Hughes Medical Institute.


                    DIRECTORS WHOSE TERM WILL EXPIRE IN 1999

                                                                                                               Director
                     Name and Principal Occupation                                              Age             Since
-----------------------------------------------------------------------------------------

ROBERT L. HARGRAVE(F1).................................................                         57               1984
   President and Chief Executive Officer of the  Company.

ORSON C CLAY(F2).......................................................                         67               1994
   Retired  President of American  National  Insurance Co., a diversified life insurance company in Galveston, Texas.

BRIAN H. ROWE(F2)......................................................                         66               1994
   Retired Chairman of GE Aircraft Engines,  General Electric Company, a
   manufacturer of Combustion  turbine  engines for  aircraft,  marine and industrial  applications in Cincinnati,  Ohio.  Before 1993, served as
   President and Chief Executive Officer and, before  1991,  as Senior Vice
   President  of GE Aircraft  Engines,  General  Electric Company.  Serves as a
   director of 5th/3rd Bank Corp. of Cincinnati,  Ohio; Atlas Air, Inc. of
   Golden, Colorado; B/E Aerospace,  Inc. of Wellington,  Florida; Textron, Inc.
   of  Providence,  Rhode  Island;  Canadian  Marconi  Company of  Montreal,
   Quebec and  Cincinnati Bell Inc. of Cincinnati, Ohio.


                      DIRECTORS WHOSE TERM EXPIRES IN 2000

                                                                                                               Director
                     Name and Principal Occupation                                              Age             Since
-----------------------------------------------------------------------------------------

C. JIM STEWART II(F1)(F4)..............................................                         72               1955
   Chairman of the  Board  of the  Company.  Retired  Chief  Executive
   Officer of the Company.

JACK W. LANDER, JR.(F2)(F3)(F4)........................................                         72               1982
   Chairman of the Board of  Merchants  Bancshares,  Inc.  and Chairman
   of the Board and director  for  its  holding  company,  Gulf  Southwest
   Bancorp, Inc., in  Houston, Texas.

JACK T. CURRIE(F3)(F4).................................................                         69               1988
   Personal  investments.  Retired Managing  Director of Mason Best Company,
   a merchant banking  firm in Houston,  Texas and retired Vice  Chairman of
   Rotan Mosle Financial Corp.,  an  investment  banking  firm  in  Houston,
   Texas.  Director  for  American Indemnity  Financial Corp.;  American
   National Growth Fund, Inc.;  American National Income Fund Inc. and
   Triflex Fund, Inc.

_______________

(F1)      Member of Executive Committee.
(F2)      Member of Compensation and Management Development Committee.
(F3)      Member of Audit Committee.
(F4)      Member of Nominating Committee.

     Each nominee and current director has been employed for more than five years either as shown in the foregoing table or in various executive capacities with the Company. All nominees except for Mr. William R. Lummis were last elected as a director at the 1995 Annual Meeting.

Meetings and Committees of the Board of Directors

     The Board of Directors held nine meetings during the fiscal year ended January 31, 1998 ("Fiscal 1997"). During Fiscal 1997, no director attended fewer than 75% of the aggregate of (a) the total number of meetings of the Board of Directors (held during the period for which he was a director) and (b) the total number of meetings held by all committees of the Board of Directors on which he served (during the periods that he served).

     The Audit Committee of the Board of Directors reviews with the Company's independent public accountants the plan, scope and results of the annual audit; reviews with the Company's independent public accountants and internal auditors the procedures for and results of internal auditing and controls; and reviews with management the effectiveness of various operational policies and controls, including the Company's Business Practices Program. The Audit Committee recommends to the Board of Directors the employment of independent public accountants and considers, in general, the audit services to be performed by such public accountants and the possible effect on the independence of the public accountants from the performance of non-audit services. The Audit Committee held five meetings during Fiscal 1997.

     The Compensation and Management Development Committee recommends the total compensation payable by the Company to its executive officers, subject to approval by those members of the Board of Directors that are not and never have been an officer of the Company or its subsidiaries; grants options pursuant to the option plans relating to officers and employees; conducts such investigations and studies as it deems necessary; and considers management succession and related matters. See the Report of the Compensation and
Management Development Committee elsewhere herein. The Compensation and Management Development Committee held three meetings during Fiscal 1997.

     The Nominating Committee selects nominees for the Board of Directors of the Company. The Nominating Committee considers nominees submitted by the members of the Board of Directors, the officers of the Company and the Company's shareholders. Nominees for the Board of Directors may be submitted to the Chairman of the Nominating Committee at the Company's executive offices for consideration by the Nominating Committee. The Nominating Committee held one meeting during Fiscal 1997.

Compensation Committee Interlocks and Insider Participation

     No person serving on the Compensation and Management Development Committee during Fiscal 1997 is or has ever been an officer of the Company or any of its subsidiaries, and no executive officer of the Company is serving or has ever served on a board of directors or compensation committee of any entity, one of whose executive officers now serves, or at any time in Fiscal 1997 served, on the Board of Directors or Compensation and Management Development Committee of the Company. The Company's Compensation and Management Development Committee presently consists of Messrs. Orson C Clay, Jack W. Lander, Jr., Brian H. Rowe and Robert S. Sullivan.

Compensation of Directors

     During Fiscal 1997, directors whose principal occupation is other than employment with the Company were compensated at the rate of $8,000 per year plus $1,000 for each meeting of the Board of Directors and each committee meeting attended and $500 for each telephone meeting attended. The directors were also reimbursed for any out-of-pocket expenses incurred to attend meetings. The Company has a retirement plan for directors, but accrual of benefits thereunder terminated after the 1997 Annual Meeting. Under such retirement plan, non-employee directors, including those directors that are retired officers of the Company, with 60 months of continuous service on the Board of Directors will receive $1,000 per month for a period equivalent to service on the Board of Directors up to a maximum of 120 months, commencing on the month following their 70th birthday or the date such director ceases to serve on the Board, whichever is later.

     During Fiscal 1997, each director who was not an officer or employee of the Company participated in the 1996 Director Stock Plan (the "1996 Plan"). Under the 1996 Plan, such directors received, on the date of the Annual Meeting in 1997, (i) the number of shares of the Company's Common Stock determined by dividing (A) the sum of $12,000 by (B) the fair market value of a share of the Company's Common Stock, and (ii) options to purchase 1,000 shares of the Company's Common Stock. The options were granted at the closing price on the date of grant and will become exercisable on the first anniversary of the grant. All options granted under the 1996 Plan expire on the tenth anniversary of the grant.

                   SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon recommendation of the Audit Committee, has appointed Arthur Andersen LLP as independent public accountants of the Company for the year ending January 31, 1999. So far as is known to the Company, neither such firm nor any of its associates has any relationship with the Company or any affiliate of the Company other than the usual relationship that exists between independent public accountants and clients. A representative of Arthur Andersen LLP will be present at the Annual Meeting to make a statement if such representative desires and to respond to appropriate questions. The Board of Directors recommends that the appointment of Arthur Andersen LLP as independent public accountants for the Company for the fiscal year ending January 31, 1999 be ratified by the shareholders. Unless otherwise indicated, all properly executed proxies received by the Company will be voted for such ratification at the Annual Meeting or any adjournment thereof. An adverse vote will be considered a direction to the Audit Committee to select other independent public accountants in the following year.

Notwithstanding any statement contained in a previous filing by the Company under the Securities Act of 1933, as amended, or the Securities Act of 1934, as amended, neither the Performance Graph set forth below nor the Report of the Compensation and Management Development Committee that follows is incorporated by reference into any such filing.

                 PERFORMANCE OF STEWART & STEVENSON COMMON STOCK

     The following graph compares the cumulative total shareholder return on the Company's Common Stock to the cumulative total shareholder return of the Standard & Poor's 500 Stock Index and the cumulative total shareholder return of the Standard & Poor's Machinery-Diversified Index for the Company's last five fiscal years. The graph assumes that the value of an investment in the Company's Common Stock and each index was $100 on January 31, 1993 and that all dividends were reinvested.


                               [Performance Graph]



                                                                            Year Ended January 31,

                                                      1993        1994         1995         1996        1997         1998

Stewart & Stevenson Services, Inc.                     100         134           88           71          72           72
S&P 500 Stock Index                                    100         113          113          157         199          252
S&P Machinery-Diversified Index                        100         144          134          177         210          263



         REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

TO THE SHAREHOLDERS OF STEWART & STEVENSON SERVICES, INC.

     The Compensation and Management Development Committee of the Board of Directors (the "Committee") consists of four independent, non-employee directors who have no "interlocking" relationships as defined by the Securities and Exchange Commission. The Committee reviews and recommends all salary arrangements and other executive compensation for approval by the independent members of the Board of Directors, approves the design of executive compensation programs, administers such programs and assesses their effectiveness in supporting the Company's compensation policies. The Committee also evaluates executive performance and considers management succession and related matters. The Committee is authorized to, and does, retain independent consultants to assist in the design of compensation programs and assess their effectiveness.

     The Committee is committed to implementing a compensation program that encourages creation of shareholder value. To facilitate the achievement of the
Company's business strategies, the Committee adheres to the following compensation policies:

     To strengthen the relationship between pay and performance, executives' annual and long-term compensation programs should include variable compensation that is dependent upon the contribution of each executive to the Company's performance.

     To focus management on the achievement of both short-term performance goals and the long-term interests of shareholders, a significant portion of each executive's total compensation should consist of "at-risk" compensation.

     To enable the Company to attract, retain and encourage the development of the best available executive personnel, competitive compensation opportunities should be offered.

Total Compensation

     In determining the total compensation levels and the levels of each component of compensation for the Company's executives, the Committee refers to levels of compensation paid to executives of a comparator group of companies.
This  comparator  group  is  comprised  of  companies  with  national   business
operations and one or more lines of business similar to the major business segments of the Company. Compensation information relating to the executive officers of the comparator companies is obtained from independent sources and adjusted for differences in the size of the comparator companies, as measured by sales volumes and market capitalization. The Committee uses the adjusted information as a measurement of competitive compensation levels for executive positions within the Company.

     The selection of companies used for compensation comparison purposes is reviewed and approved by the Committee each year. The companies comprising the comparator group used for compensation purposes generally are not the same companies comprising the published industry index used in the Performance Graph included in this proxy statement. The Committee believes that the Company's most direct competitors for executive talent are not necessarily the same companies included in the Standard & Poor's Machinery - Diversified Index, which is used for comparing shareholder returns.

     The key elements of the Company's executive compensation program are base salary, annual incentives and long-term incentives, each of which is addressed separately below. In determining each component of compensation, the Committee considers all elements of an executive's total compensation package and relationship of such executive's total compensation to the total compensation paid to executives holding similar positions in the comparator group of companies.

     The Company's President, Mr. Bob H. O'Neal, was on administrative leave for most of the twelve months ended January 31, 1998 ("Fiscal 1997"). The total compensation paid to Mr. O'Neal was substantially below the total compensation paid to the Presidents of the comparator companies because the Committee deferred any action on salary increases, annual incentives, and long-term incentives until such time as Mr. O'Neal returned from leave. During Mr. O'Neal's absence, Mr. Robert L. Hargrave, the Company's Chief Financial Officer, undertook the additional duties of the Chief Executive Officer. The total compensation paid to Mr. Hargrave is below the mean compensation paid to the Chief Executive Officers of the comparator group because of his temporary assignment in this position and the disappointing financial performance of the Company. Total compensation paid to other executive officers of the Company was also generally below the mean total compensation paid to similar officers in the comparator group because cash and long-term incentives were reduced to reflect the Company's performance.

Base Salary

     Base salary levels are generally targeted at or below the median levels of compensation for the Company's comparator group. Each executive's base salary is reviewed regularly by the Committee. Increases to base salaries are driven primarily by individual performance, which is evaluated based on sustained levels of individual contribution to the Company. The executive's experience and past performance are also considered, as are historical individual base salary levels, the individual executive's expected role for the upcoming fiscal year and changes in the cost of living. In making its evaluation, the Committee has assigned no particular weights to these factors.

     Base salaries established by the Committee for Fiscal 1997 were generally near the median level of salaries for similar positions in the comparator companies. No change was made to Mr. O'Neal's base salary in Fiscal 1997 because of his status on administrative leave. In determining Mr. Hargrave's base salary in Fiscal 1997, the Committee considered his long-term contributions to the success of the Company and the additional temporary duties as the Company's Chief Executive Officer. Although Mr. Hargrave's base salary was above the median salary of the Chief Financial Officers in the comparator group, it was substantially below the median salary paid by the comparator group to their Chief Executive Officers and was below the salary paid by the Company to Mr. O'Neal.

Annual Incentives

     The Company provides an annual bonus opportunity to executives. Annual bonuses motivate executives to maximize short-term performance as a part of achieving long-term goals. In addition, bonus payments are used to compensate executives for the lower than median base salaries and provide a competitive total annual compensation.

     In establishing bonus payments made to each executive officer, the Committee considers (i) the aggregate total annual compensation paid by the Company to such person compared to amounts paid by the comparator group of companies for similar positions, (ii) the performance of the Company in comparison to other companies in the same industry and in comparison to the market as a whole and (iii) the performance of the cost or profit centers for which an individual executive is responsible compared to goals established for such cost or profit centers. The Committee has assigned no particular weights to these factors in establishing bonus payments.

     Bonus payments approved by the Committee for Fiscal 1997 were affected primarily by the performance of the Company compared to other companies in the same industry and by the level of salary paid to each position compared to the mean salaries paid by the comparator companies for similar positions. The Committee further reduced or increased the bonus paid to each officer based either on the performance of the business unit for which such officer was responsible or the perceived contribution of such officer to overall Company performance if the officer was not directly responsible for a business unit. No bonus was paid to Mr. O'Neal because of his status on administrative leave. Mr. Hargrave's bonus reflects both his temporary duties as the Chief Executive Officer and the Company's overall financial performance. Mr. Hargrave's and certain other officers' bonuses were increased based on their contribution and performance in connection with the sale of the Company's Gas Turbine Operations to the General Electric Company during Fiscal 1997.

     Consistent with the Committee's goal of providing competitive compensation levels with a significant level of "at-risk" compensation, the sum of base salaries and annual incentives paid to the executives of the Company was generally below the median annual compensation paid to similar positions by the comparator group but was considered by the Committee to be within the acceptable competitive range for each position. Certain positions were in excess of the mean annual compensation paid by the comparator companies for similar positions because of the performance of certain highly performing business units during Fiscal 1997.

Long-Term Incentives

     In keeping with the Company's philosophy of providing a total compensation package favoring "at-risk" components of pay, long-term incentives comprise a significant portion of each executive's total compensation package. Long-term incentives during Fiscal 1997 consisted exclusively of stock options pursuant to the Stewart & Stevenson 1988 Nonstatutory Stock Option Plan. Stock options under this plan are granted at an option price not less than the fair market value of the Common Stock on the date of grant. Accordingly, stock options have value only if the stock price appreciates from the date the options are granted. The design of these stock options focuses executives on the creation of shareholder value over the long term and encourages equity ownership in the Company.

     The size of award to each executive is effected by individual performance, level of responsibility, historical award data, other compensation and the number of shares of common stock already owned by the recipient. Overall, the Committee attempts to provide a competitive long-term benefit based on the dollar value of the options granted. As a result, the number of shares underlying stock option awards varies from year to year and is dependent on the stock price on the date of grant.

     No stock options were awarded to Mr. O'Neal during Fiscal 1997 because of his status on administrative leave. The dollar value of the stock options granted to Mr. Hargrave and the other officers of the Company during Fiscal 1997 was substantially below the median value of long-term incentives granted to similar positions by the comparator group because the Committee believes that the market price of the Company's Common Stock on the date of grant was below normal levels.

Policy with Respect to the $1 Million Deduction Limit

     Section 162(m) of the Internal Revenue Code of 1986 generally limits the corporate deduction for compensation paid to executive officers named in the proxy to $1 million, unless certain requirements are met. The Committee has carefully considered the impact of this provision on the Company's incentive plans and has determined that Section 162(m) is currently inapplicable because no named executive officer is expected to receive compensation, other than performance-based compensation, in excess of $1 million in the foreseeable future. The Committee believes it is in the Company's and shareholders' best interest to retain the Committee's discretionary evaluation of individual and Company performance when determining total compensation payable to the Company's executive officers.

Additional Information About Executive Compensation

     On September 21, 1997, the Company signed an agreement to sell substantially all of the assets of its Gas Turbine Operations to the General Electric Company for an aggregate sale price of approximately $600 million, subject to certain adjustments. Certain officers that became employees of General Electric in connection with this transaction were paid substantial bonuses as compensation for their past efforts in increasing the value of the Gas Turbine Operations and their efforts in maximizing the purchase price received by the Company.

     The Committee has retained a new compensation consultant to assist it in designing and implementing a performance based incentive compensation program for the Company's officers which will incorporate objective measurements of
Company performance. The Committee intends to continue its practice of exercising discretion in the application of the incentive compensation plans but such discretion will affect only a portion of the incentives paid to each executive in future fiscal years.

Conclusion

     The Committee believes these executive compensation policies and programs serve the interests of the shareholders and the Company effectively. The various pay vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the Company's overall future success, thereby enhancing the value of the Company for the shareholders' benefit. The Committee will continue to monitor the effectiveness of the Company's total compensation program to meet the current needs of the Company.

                                             Respectfully submitted,
                                             THE COMPENSATION AND MANAGEMENT
                                             DEVELOPMENT COMMITTEE

                                             Orson C Clay - Chairman
                                             Jack W. Lander, Jr.
                                             Robert S. Sullivan
                                             Brian H. Rowe


                               EXECUTIVE OFFICERS

     The names, ages and positions of all the executive officers of the Company as of January 31, 1998 are listed below. Except as noted below, each officer was last elected as an executive officer at the meeting of directors immediately following the 1997 Annual Meeting of Shareholders. The term of each executive officer will expire at the meeting of directors following the 1998 Annual Meeting of Shareholders, except that Richard R. Stewart and Jay C. Manning resigned from the Company effective February 2, 1998 in connection with the sale of the Company's Gas Turbine Operations to the General Electric Company. There exist no arrangements or understandings between any officer and any other person pursuant to which the officer was elected.


                                                                                                        Officer
                  Name                      Age                         Position                         Since
___________________________________        ____   _______________________________________________        ______

Robert L. Hargrave.................         57    Chief Executive  Officer,  Chief Financial              1981
                                                  Officer & Treasurer
Richard R. Stewart.................         48    Group Vice President (Engineered Power Systems)         1986
Garth C. Bates, Jr.................         49    Group Vice President (Distribution)                     1991
C. LaRoy Hammer....................         61    Group Vice President (Tactical Vehicle Systems)         1980
T. Michael Andrews.................         57    Vice President                                          1982
Donald E. Stevenson................         54    Vice President                                          1984
Keith T. Stevenson.................         51    Vice President                                          1986
C. Jim Stewart III.................         49    Vice President                                          1988
Jay Manning........................         41    Vice President                                          1996
Lawrence E. Wilson.................         45    Vice President and Secretary                            1989


     Each of the officers listed above, except Jay C. Manning, has been employed by the Company in an executive capacity for more than five years. Jay C. Manning was elected as a Vice President of the Company in 1996. He previously served as a Vice President of Stewart & Stevenson International, Inc., a subsidiary of the Company, from 1994 to 1996, and as an International Sales Manager from 1992 to 1994.

     Richard R. Stewart and C. Jim Stewart III are sons of Mr. C. Jim Stewart II, the Chairman of the Board of Directors of the Company. Garth C. Bates, Jr. is a nephew of Mr. C. Jim Stewart II and a first cousin of Richard R. Stewart and C. Jim Stewart III. Keith T. Stevenson is the brother, and T. Michael Andrews is a first cousin, of Mr. Donald E. Stevenson, a director of the Company. These persons and other members of the Stewart family and the Stevenson family could be deemed "control persons" with respect to the Company as such term is defined in the rules and regulations of the Securities and Exchange Commission. Jay C. Manning is the son of Mr. J. Carsey Manning, a director of the Company.

     At a meeting of directors on April 14, 1998, the following actions were taken regarding the executive officers of the Company. Robert L. Hargrave was elected to serve as President and Chief Executive Officer of the Company, and Garth C. Bates, Jr. and C. LaRoy Hammer were each elected to serve as Senior Vice Presidents of the Company. Also, the following new executive officers were elected. Donavon L. Wallin, 63, was elected to serve as a Vice President of the Company. Mr. Wallin previously served as President of Stewart & Stevenson Operations, Inc., a subsidiary of the Company. Patrick G. O'Rourke, 48, was elected to serve as Controller of the Company. Mr. O'Rourke previously served as the Company's corporate controller. David R. Stewart, 47, was elected to serve as Treasurer of the Company. Mr. Stewart has served the Company as Director of Investor Relations and will continue to serve in that position. Patrick G. O'Rourke is a first cousin of Keith T. Stevenson, Donald E. Stevenson and T. Michael Andrews. David R. Stewart is the son of Mr. C. Jim Stewart II and the brother of Richard R. Stewart and C. Jim Stewart III.


                             EXECUTIVE COMPENSATION

     The following Summary Compensation Table shows the aggregate compensation paid or accrued by the Company during each of the last three fiscal years to or for the Company's current Chief Executive Officer and each of the four highest compensated executive officers.



                             SUMMARY OF COMPENSATION

                                                                                         Long-Term
                                                    Annual Compensation                Compensation
                                             _________________________________      ___________________

                                                                        Other                                      All
                                                                        Annual                                    Other
          Name and            Year ended                               Compen-       Options       LTIP          Compen-
    Principal Position        January 31     Salary        Bonus        sation       Granted      Payout        sation(F2)


Robert L. Hargrave.........       1998        $260,000      $200,000     (F1)        20,000        -0-         $  668
 Chief Executive Officer,         1997         234,169       150,000     (F1)        20,000        -0-          1,066
 Chief Financial Officer &        1996         207,115       200,000     (F1)        14,000        -0-            842
 Treasurer

Richard R. Stewart.........       1998         270,000       250,000     (F1)        20,000        -0-          1,319 (F3)
 Group Vice President,            1997         259,353        85,000     (F1)        20,000        -0-          3,663 (F4)
 (Engineered Power Systems)       1996         238,115       170,000     (F1)        17,500        -0-            976

Garth C. Bates, Jr.........       1998         260,000       150,000     (F1)        20,000        -0-
 Group Vice President             1997         234,108       120,000     (F1)        18,000        -0-            668
 (Distribution)                   1996         205,000       150,000     (F1)        14,000        -0-            935

C. LaRoy Hammer............       1998         250,000        60,000     (F1)        20,000        -0-            643
 Group Vice President             1997         224,169        70,000     (F1)        16,000        -0-            896
 (Tactical Vehicle Systems)       1996         197,308       130,000     (F1)        14,000        -0-            811

Jay C. Manning.............       1998         120,000       200,000     (F1)         7,000        -0-            308
 Vice President                   1997          77,750       194,700 (F5)(F1)         3,000        -0-            314
                                  1996          74,500       204,736 (F5)(F1)         3,000        -0-            192

Bob H. O'Neal..............       1998         337,333           -0-     (F1)          -0-         -0-          3,110 (F6)
  President*                      1997         368,308           -0-     (F1)          -0-         -0-          3,708 (F7)
                                  1996         367,308           -0-     (F1)        30,000        -0-          3,589 (F8)

* Mr. O'Neal was on administrative leave in Fiscal 1997 and retired on December 31, 1997.

(F1) The total amount of all perquisites and other personal benefits, securities or property paid or accrued by the Company is less than 10% of the total of annual salary and bonus. There have been no amounts paid or accrued with respect to above-market or preferential earnings on restricted stock, options, SARs or deferred compensation or with respect to earnings on long-term incentive plans or tax reimbursements. Except for purchases pursuant to the Stewart & Stevenson Employee Stock Purchase Plan, participation in which is available to all employees, there were no purchases of any security of the Company for less than the fair market value thereof on the date of purchase.

(F2) Unless otherwise indicated, All Other Compensation consists of the dollar value of insurance premiums for term life insurance policies for the benefit of the named executive.

(F3) Other Compensation for Mr. Stewart during the fiscal year ended January 31, 1998 consists of term life insurance premiums of $694 and contributions by the Company to a defined contribution pension plan of $625.

(F4) Other Compensation for Mr. Stewart during the fiscal year ended January 31, 1997 consists of term life insurance premiums of $1,038 and contributions by the Company to a defined contribution pension plan of $2,625.

(F5)      Bonus compensation for Mr. Manning includes sales commission.

(F6) Other Compensation for Mr. O'Neal during the fiscal year ended January 31, 1998 consists of term life insurance premiums of $947 and contributions by the Company to a defined contribution pension plan of $2,163.

(F7) Other Compensation for Mr. O'Neal during the fiscal year ended January 31, 1997 consists of term life insurance premiums of $1,479 and contributions by the Company to a defined contribution pension plan of $2,229.

(F8) Other Compensation for Mr. O'Neal during the fiscal year ended January 31, 1996 consists of term life insurance premiums of $1,550 and contributions by the Company to a defined contribution pension plan of $2,039.

Grants and Exercises of Stock Options and Stock Appreciation Rights

     The Company has three stock option plans. The 1988 Nonstatutory Stock Option Plan (as amended and restated effective as of June 10, 1997) (the "1988 Plan") authorizes the grant of options to employees, including officers, to purchase shares of Common Stock and provides that limited stock appreciation rights may be granted in connection with such options. The 1988 Plan authorizes the grant of options to employees, including officers, to purchase an aggregate of up to 1,500,000 shares of Common Stock and provides that limited stock appreciation rights may be granted in connection with such options. The 1993 Nonofficer Stock Option Plan (the "1993 Plan") authorizes the grant of options to employees other than officers of the Company to purchase an aggregate of up to 984,950 shares of Common Stock. Stock appreciation rights may not be granted under the 1993 Plan. The 1996 Director Stock Plan (the "1996 Plan") authorizes the grant of options to directors other than officers or employees of the Company.

     The recipients and terms of options granted pursuant to the 1988 Plan and the 1993 Plan are determined by the Compensation and Management Development Committee of the Board of Directors, none of whom are employees of the Company or eligible for any benefits under such plans. Under the 1996 Plan, an option to purchase 1,000 shares of the Company's Common Stock is automatically granted on the date of each Annual Meeting of Shareholders to each eligible director who is elected to serve as a director at, or whose term as a director continues after, such meeting.

     During Fiscal 1997, the Company granted options to purchase an aggregate of
(i) 121,000 shares of Common Stock under the 1988 Plan, (ii) 246,900 shares of Common Stock under the 1993 Plan and (iii) 8,000 shares of Common Stock under the 1996 Plan. No limited stock appreciation rights were granted under the 1988 Plan during Fiscal 1997 or during any previous fiscal year. The following tables set forth information as to options under the Company's stock option plans granted to or exercised by the individuals described in the Summary Compensation Table during 1997 and the value of all outstanding options owned as of January 31, 1998 by the individuals named in the Summary Compensation Table.


                      OPTION/SAR GRANTS DURING FISCAL 1997

                                                                                 Potential Realizable Value
                                                                                             at
                                                                                   Assumed Annual Rates of
                                            Individual Grants                     Stock Price Appreciation
                                                                                       for Option Term
                              ______________________________________________      ________________________

                                          % of Total   Exercise
                                            Options      Price
                               Options    Granted to      per      Expiration
          Name              Granted (F1)   Employees   share (F2)     Date           5%             10%

Robert L. Hargrave........     20,000         5.4      $ 20.00      04/01/07    $  251,558     $   637,497
Richard R. Stewart........     20,000         5.4        20.00      04/01/07       251,558         637,497
Garth C. Bates, Jr.            20,000         5.4        20.00      04/01/07       251,558         637,497
C. LaRoy Hammer...........     20,000         5.4        20.00      04/01/07       251,558         637,497
Jay C. Manning............      7,000         1.9        20.00      04/01/07        88,045         223,124
Bob H. O'Neal.............       -0-          0.0         N/A         N/A            N/A            N/A
All Employees, including
 officers.................    367,900        100.0       20.00      04/01/07     4,627,407      11,726,757
_______________

(F1)      All options become exercisable in four 25% cumulative annual installments commencing on April 1, 1998.

(F2)      All options are exercisable at the closing market price on the date of grant.



                     OPTION/SAR EXERCISES DURING FISCAL 1997
                               AND YEAR-END VALUES

                                                         Number of Unexercised     Value of Unexercised In-the-
                                                              Options at                 Money Options at
                                                           January 31, 1998              January 31, 1998
                                                        _______________________      ________________________


                               Shares
                              Acquired
           Name                  on         Value
                              Exercise     Realized   Exercisable   Unexercisable   Exercisable   Unexercisable

Robert L. Hargrave........      -0-       $   N/A       29,500        44,500          $   938     $   91,563
Richard R. Stewart........      -0-           N/A       33,125        46,875              938         91,563
Garth C. Bates, Jr........      -0-           N/A       26,500        43,000              844         91,281
C. LaRoy Hammer...........     2,500         2,500      23,500        41,500              750         91,000
Jay C. Manning............     4,000         3,000       5,925        10,675              141         31,484
Bob H. O'Neal.............      -0-           N/A       65,000          -0-               -0-           -0-
All Employees, including
  officers                    70,000       269,250     572,046       792,179           14,849      1,617,196


     Retirement Plans

     The Company has a defined benefit Pension Plan (the "Pension Plan") under which benefits are determined primarily by average final base salary and years of service. The Pension Plan covers substantially all of its full-time employees, including officers, and, subject to certain limitations described below, bases pension benefits on 1.5% of (a) the employee's highest consecutive five-year average base salary out of the last ten years or (b) $235,840 ($160,000 in 1997 and thereafter subject to adjustment for increases in the cost of living), whichever is lower, times the employee's years of credited service. The Internal Revenue Code of 1986, as amended, limited benefits that may be paid under the Pension Plan to $125,000 per year in 1997.

     The Company has a Supplemental Executive Retirement Plan (the "SERP") under which certain key executives will receive retirement benefits in addition to those provided under the Pension Plan. The Compensation and Management Development Committee determines which executive officers are eligible for benefits under the SERP. Supplemental benefits are based upon the average final compensation and years of service without regard to the limitations imposed by the Internal Revenue Code of 1986, as amended, and using the total of base salary and bonus to compute final average compensation. Benefits under the SERP are limited to an amount such that the aggregate of all retirement benefits paid under the Pension Plan and the SERP will not exceed 75% of the executive's highest consecutive five-year average salary not including bonus payments.

     The following table sets forth the estimated annual benefits payable upon retirement to persons in specified compensation and years-of-service classification pursuant to the Stewart & Stevenson Employee Pension Plan and the Stewart & Stevenson Supplemental Executive Retirement Plan.


                                                  Estimated Annual Retirement Benefit (F1)
                                                            Years of Service

                                   ______________________________________________________________________
  Final Average Compensation        20           25            30           35           40            45



$100,000.......................... $ 24,863     $ 31,079      $ 37,294     $ 43,939     $ 51,439      $ 58,939

200,000...........................   54,863       68,579        82,294       96,439      111,439       126,439

300,000...........................   84,863      106,079       127,294      148,939      171,439       193,939

400,000...........................  114,863      143,579       172,294      201,439      231,439       261,439

500,000...........................  144,863      181,079       217,294      253,939      291,439       328,939

600,000...........................  174,863      218,579       262,294      306,439      351,439       396,439

700,000...........................  204,863      256,079       307,294      358,939      411,439       463,939

800,000...........................  234,863      293,579       352,294      411,439      471,439       531,439

900,000...........................  264,863      331,079       397,294      463,939      531,439       598,939

1,000,000.........................  294,863      368,579       442,294      516,439      591,439       666,439

_______________

(1)  Computation  of  estimated  annual  retirement   benefit  based  on  a
     straight-line annuity for the life of the employee, net of base Social Security benefits under the Social Security law currently in effect, assuming the employee retires in 2000 at age 65.


     The five-year average compensation of each executive officer listed in the Summary of Compensation Table differs from the present salary and bonus in such table as a result of changes in the rate of pay during the average period. The following table sets forth the years of credited service, five-year average compensation and consecutive five-year average base salary for each of the individuals listed in the Summary of Compensation Table.


                                              Years of      Average Total       Average
                         NAME                 Service       Compensation      Base Salary
             __________________________       _________     _____________    ____________
             Robert L. Hargrave.............     30            $ 372,234        $ 213,600
             Richard R. Stewart.............     26              423,216          237,000
             Garth C. Bates, Jr..............    27              348,229          208,200
             C. LaRoy Hammer................     40              326,149          203,600
             Jay C. Manning.................     19              269,601           82,600
             Bob H. O'Neal..................     33              539,461          350,800


         TRANSACTIONS WITH MANAGEMENT AND CERTAIN BUSINESS RELATIONSHIPS

     The Company continues to lease certain land and buildings from Mr. Miles McInnis, a former officer and director of the Company, and Mrs. Faye Manning Totsch, Mr. J. Carsey Manning's mother, for $6,500 per month under a lease which will expire April 14, 2002. The Board of Directors believes that the term of this lease has been at least as fair to the Company as could have been obtained from nonaffiliated persons.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Each officer and each director of the Company is required by Section 16 of the Securities Exchange Act of 1934 to report to the Securities Exchange Commission all transactions in the Company's Common Stock within a specified time period. Based solely on a review of such reports filed by the officers and directors of the Company, the Company believes that all filings were made on a timely basis.

                            FORM 10-K FOR FISCAL 1997

     The Company will provide without charge to any shareholder entitled to vote at the Annual Meeting a copy of its most recent Annual Report on Form 10-K upon receipt of a request therefor. Such requests should be directed to:

                                            Lawrence E. Wilson
                                            Vice President & Secretary
                                            P.O. Box 1637
                                            Houston, Texas 77251-1637
                                            (713) 868-7700

                SHAREHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

     Shareholders may submit proposals for the 1999 Annual Meeting by sending such proposals to the attention of the Corporate Secretary. In order to be considered for inclusion in the proxy statement for the 1999 Annual Meeting, such proposals should be received by the Company on or before January 15, 1999.

                                           By Order of the Board of Directors,


                                           LAWRENCE E. WILSON
                                           Vice President, Secretary and
                                           General Counsel

Dated:   Houston, Texas
         May 15, 1998


APPENDIX

STEWART & STEVENSON SERVICES, INC.          ANNUAL MEETING OF SHAREHOLDERS
2707 NORTH LOOP WEST                           TO BE HELD JUNE 9, 1998
P.O. BOX 1637
HOUSTON, TEXAS  77251-1637


Dear Shareholder:

The Annual Meeting of Shareholders of Stewart & Stevenson Services, Inc. will be held at 10:00 a.m. on Tuesday, June 9, 1998, in the Chase Auditorium, 601 Travis Street, Houston, Texas, for the following purposes:

         1.  Election of four directors to the Board of Directors.

         2. Ratification of the selection of independent public accountants of the Company.

Only holders of Common Stock of Stewart & Stevenson Services, Inc. of record at the close of business on April 22, 1998 will be entitled to vote at the meeting or any adjournment thereof.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. EVEN IF YOU PLAN TO ATTEND, WE URGE YOU TO COMPLETE AND SIGN THE PROXY CARD BELOW, DETACH IT FROM THIS LETTER AND RETURN IT IN THE POSTAGE PAID ENVELOPE ENCLOSED IN THIS PACKAGE. The giving of such proxy does not affect your right to vote in person if you attend the meeting. The prompt return of your signed proxy will aid the Company in reducing the expense of additional proxy solicitation.

                       BY ORDER OF THE BOARD OF DIRECTORS


                               /s/ Lawrence E. Wilson
                               LAWRENCE E. WILSON
                  Vice President, General Counsel and Secretary

May 15, 1998


                             DETACH PROXY CARD HERE

                       STEWART & STEVENSON SERVICES, INC.
                 ANNUAL MEETING OF SHAREHOLDERS - JUNE 9, 1998
                               COMMON STOCK PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Lawrence E. Wilson and Rita M. Schaulat, and each of them, the attorneys and proxies of the undersigned (each with power to act without the other and with power of substitution) to vote, as designated on the reverse side, all shares of Common Stock, without par value, of Stewart & Stevenson Services, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at the Chase Auditorium, 601 Travis Street, Houston, Texas at 10:00 a.m. on the 9th day of June, 1998 and any adjournments thereof, upon all matters which may properly come before said Annual Meeting.

         THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS MARKED ON THE REVERSE SIDE HEREOF. IF NO CHOICE IS MARKED, THE UNDERSIGNED GRANTS THE PROXIES DISCRETIONARY AUTHORITY WITH RESPECT TO THE ELECTION OF DIRECTORS AND PROPOSAL 2. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR
THE ELECTION OF ALL NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSAL 2.

         Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked. Receipt of the Notice of the Annual Meeting, Proxy Statement and Annual Report to Shareholders is hereby acknowledged.

      (Please sign proxy on reverse side and return in enclosed envelope.)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING NOMINEES AND "FOR"
ITEM 2.

1. Election of Directors  FOR all nominees   WITHHOLD AUTHORITY to vote
                          listed below  [ ]  for all nominees listed below [ ]
   EXCEPTIONS [ ]


Nominees: J. Carsey Manning, Donald E. Stevenson, Robert S. Sullivan and William R. Lummis (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions___________________________________________________________________


2.  Approval of Arthur Andersen LLP as independent   In their discretion the
    public accountants of the Company.               Proxies are authorized to
                                                     vote upon such other
                                                     matters as may properly
                                                     come before the meeting
                                                     or any adjournment or
                                                     postponement thereof.

FOR      [  ]     AGAINST  [  ]     ABSTAIN [  ]

                                                     Address Change and/or
                                                     Comments Mark Here   [  ]


                                                     The signature on the Proxy
                                                     should correspond exactly
                                                     with shareholder's name as
                                                     printed to the left. In the
                                                     case of joint tenancies,
                                                     co-executors or
                                                     co-trustees, both should
                                                     sign.

                                                     Persons signing as
                                                     Attorney, Executor,
                                                     Administrator, Trustee or
                                                     Guardian should give
                                                     their full title.

                                                     Dated: _____________, 1998

                                                     __________________________
                                                             Signature

                                                     __________________________
                                                             Signature

                                                     __________________________

                                                     VOTES MUST BE INDICATED (x)
                                                     IN BLACK OR BLUE INK.    X

(Please sign, date and return this proxy in the enclosed postage paid envelope.)